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                                                                    Exhibit 10.8

                           EMPIRE BLUECROSS BLUESHIELD
                            LONG TERM INCENTIVE PLAN

1.       PURPOSE OF PLAN

The purpose of the Empire BlueCross BlueShield Long Term Incentive Plan (the "Plan") is (i) to improve long-term corporate performance by basing a significant portion of senior executive compensation on corporate results over a period of several years and (ii) to retain senior executives by deferring payment of such compensation until the end of each such period and generally requiring participants to be employed with Empire BlueCross BlueShield ("Company") on the payment date. The Plan is intended to constitute a plan described in Treasury Regulation section 1.162-27(f)(1), pursuant to which the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall not apply during the applicable reliance period.

2.       ADMINISTRATION

The Plan shall be administered by the Nominating and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Empire BlueCross BlueShield or its successor (the "Company"). The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board, and, unless that majority of the Board determines otherwise, shall consist of not less than two (2) members each of whom shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code. Subject to the approval of the Board, the Committee shall have full authority with respect to the operation, administration, and interpretation of the Plan and in the granting of awards thereunder, and shall be authorized to prescribe, amend, and rescind rules and make all other determinations necessary or desirable for the Plan's operation and administration. All actions taken by the Committee, in its sole discretion, in the operation, administration and interpretation of the Plan shall be final and binding on all participants and their successors. The entire Board may act as the Committee if it chooses to do so.

3.       PARTICIPANTS

Eligibility to participate in the Plan is limited to those senior executives who, in the Committee's judgement based on the recommendations of the Company's chief executive officer, have a significant and direct influence on long-term corporate performance. During the first 90 days of each performance period under the Plan, the Committee shall designate the specific executive positions or senior executives eligible to participate in such period. At anytime during the first six months of any performance period, the Committee in its sole discretion may add senior executives who might otherwise be eligible for a performance period, particularly new hires or employees who are promoted to an eligible position. Participation in any performance period does not ensure participation in future performance periods.

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An individual's active participation in any performance period shall cease in the event that he or she ceases to be employed in a designated executive position for such period. A participant who holds a designated executive position for any performance period shall not be affected by a change to another designated executive position for such period, including but not limited to promotions, demotions, transfers and other such employment actions.

4.       PERFORMANCE PERIODS

Unless otherwise determined by the Committee, the term over which long-term performance shall be measured shall be a three consecutive year period commencing on any January 1. A new performance period generally shall commence on each January 1, with the first performance period to begin January 1, 2003, and participants may concurrently participate in more than one performance period at any time.

5.       PERFORMANCE GOALS

The Committee shall establish objective performance goals for each performance period using one or more of the following goals:

(i)    earnings
(ii)   earnings per share
(iii)  market share
(iv)   operating profit
(v)    operating margin
(vi)   return on equity
(vii)  return on assets
(viii) total return to stockholders
(ix)   membership
(x)    member satisfaction
(xi)   e-business
(xii)  technology improvements
(xiii) claims handling
(ix)   return on investment capital

In addition, awards under the Plan may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. To the extent the deduction limits under section 162 (m) of the Code become applicable with respect to remuneration under the Plan, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than ninety (90) days after the commencement of such period (but in no event after twenty five percent (25) of such period has elapsed).

Awards under the Plan made to Persons who are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") are intended to

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meet the requirements applicable to "qualified performance-based compensation"
for purposes of the exemption from the compensation deduction limitation described in Section 162(m) of the Code, to the extent that the deduction limits under such Code section become applicable with respect to remuneration under the Plan. Accordingly, to the extent the deduction limits under section 162 (m) of the Code become applicable with respect to remuneration under the Plan, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code with respect to awards made to covered employees (as defined above). If any other provision of the Plan or an award is intended to but does not comply with, or is inconsistent with, the applicable requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements.

The Committee reserves the right to adjust performance goals based on extenuating business circumstances. In the event that section 162(m) of the Code applies to awards to covered employees under the Plan, the Committee may not change the performance goals applicable to or increase the amount of compensation payable to any covered employee, but nevertheless may reduce the amount of compensation payable to any covered employee upon the attainment of any performance goal.

6.       PERFORMANCE FACTOR

Upon the completion of each performance period, the Committee shall determine the corporate long-term performance factor (which shall not exceed 1.5) that will be multiplied by the award opportunities to determine the award levels for the performance period.

The performance factor for the performance period shall be determined generally using a two-step process. In the first step of the process, the level of attainment of the performance goals established for the performance period shall be established. In determining the degree to which such performance goals have been attained, the Committee may take into consideration changes in corporate strategy and in the market, economic, tax, and regulatory environments during the period. As the second step in the process, the Committee may, in its discretion, adjust the results in step one either positively, or negatively to reflect such qualitative considerations, as the Committee deems relevant.

No awards to covered employees, to the extent the deduction limits under section 162 (m) of the Code become applicable to remuneration under the Plan, shall be payable to or vest with respect to, as the case may be, any participant for a performance period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

7.       AWARD OPPORTUNITIES/PAYMENTS/ADJUSTMENTS

The Committee shall determine the award opportunity for each designated executive position or for any designated executive. The award opportunity shall be stated as a percentage of salary and shall not be less than 17% or more than 75% of the participant's base salary in effect as of the first May 1 within the applicable performance period or if later, the participant's first date of employment or date of promotion to an eligible designated position. The actual award earned

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under the Plan shall be payable in cash or, to the extent permissible by applicable law and at the Committee's sole discretion, up to one-half thereof distributed in shares of stock of the Company. The value of any such stock shall be determined by the Committee in its sole discretion for the purposes of
Section 7. At the discretion of the Company, stock shall be distributed as of the first day of a period during which stock could be sold by the participant in compliance with applicable securities laws but in no event more than six months following the date the award otherwise would have been paid.

If a participant's employment terminates due to death, permanent disability (as determined for purposes of the Company's long term disability plan), retirement on or after age 55 and 5 years of service with the Company or job elimination or other workforce reduction program (as determined by the Committee), the participant or the participant's beneficiary will be eligible to receive a pro-rata portion of the award based on the extent of active participation during the performance period. Notwithstanding anything to the contrary in the Plan, if a participant's employment is terminated prior to the date of payment due to a voluntary resignation or discharge for cause, any rights to an award will be forfeited. For purposes hereof, "cause" means (i) any conviction or plea of nolo contendre to a felony, (ii) any willful misconduct, (iii) any willful breach of any written policy or any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company or (iv) habitual or repeated neglect of duties or responsibilities.

               a) On a date selected by the Committee (the "Award Date") following the end of a performance period, the Company shall pay each individual who is (a) employed by the Company on such Award Date for such period or (b) terminated employment between the last day of such period and such Award Date by reason of death, permanent disability (as defined for purposes of the Company's long term disability plan), retirement on or after age 55 and 5 years of service with the Company or job elimination or other workforce reduction program (as determined by the Committee), an award equal to his or her award opportunity for such performance period multiplied by the performance factor applicable to such period. Unless otherwise determined specifically by the Committee, the Award Date shall be a day on which senior executives are permitted to sell shares of stock. Further, the Committee may in its sole discretion make an alternative payment in lieu of the award.

               b) If an individual who is an active participant for at least 12 months during any performance period ceases to be an active participant before the end of the period because he or she, although continuing to be employed by the Company until the Award Date for such performance period, ceases to serve in an executive position eligible for participation in the Plan, the Company shall pay such individual on such Award Date a pro-rated award based on the period of active participation during the performance period.

               c) In the event of the death or permanent disability before the Award Date of an individual described in subsection (b), in its sole discretion the Committee may, at such time prior to such Award Date and in such amount as it may deem appropriate, make an alternative payment in lieu of the award otherwise payable

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          pursuant to subsection (b). Any award paid with respect to a deceased participant shall be paid to his or her estate or other successor in interest.

Except as otherwise provided in this Section 7, a participant whose active participation in the Plan ceases before the last day of the performance period, or whose employment terminates before the Award Date, shall not be entitled to an award hereunder.

Deferral of Payment of Award. The Committee may allow for deferral of these awards under a separate deferral plan.

8.  SECURITIES LAW REQUIREMENTS

General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, applicable securities laws in Canada or of any other foreign jurisdiction, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded. The Company shall not be obligated to file any registration statement, prospectus or similar document under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. Each Participant and any person deriving its rights from any Participant shall, as a condition to the purchase or issuance of any Shares under the Plan, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of Shares is not required to be registered or qualified, as the case may be, under any applicable securities laws.

9.  CORPORATE TRANSACTIONS

To the extent practicable or at the discretion of the Committee, the awards and performance periods under the Plan shall continue notwithstanding any Corporate Transaction (as defined below) involving the Company (including but not limited to, the continuation or assumption of outstanding awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent), except the Committee shall establish a contingent payment for participants based on a pro-rata amount of their award based on their period of active participation during the applicable performance period through the date of the Corporate Transaction and performance to date. If the participant is terminated for any reason other than for cause, the contingent payment would be made upon such termination of employment. If the participant remains employed through the Award date and the actual award earned under the Plan later exceeds such contingent amount, the Company shall promptly pay an amount equal to the actual award to the participant in lieu of the contingent amount when awards are ordinarily payable to participants (including any amounts attributable to the portion of the performance period following the Corporate Transaction). The Committee may interpret the provisions of the Plan so as to apply following any Corporate Transaction. For purposes of the Plan, except as set forth below, a "Corporate Transaction" means (1) the acquisition of more than 25% of the stock of the Company by any person or group of affiliated persons (other than the trustees) on behalf of a Company employee benefit plan; (2) a sale of all or substantially all of the assets of the

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Company; (3) a merger or other consolidation of the Company with an unaffiliated company following which shareholders of the Company do not own at least majority of the outstanding stock issued by surviving corporation; (4) a liquidation or dissolution of the Company, (5) a majority of the Board shall fail to be "continuing directors." For purposes hereof, a "continuing director" is any individual who is a director on the effective date of the Plan or had been nominated by a majority of the Continuing Directors then in office. Neither the issuance of capital stock to the "public asset fund" as that term is defined in Chapter One of the New York State Laws of 2002 nor an initial public offering of equity securities by the Company (or its permitted assignee) shall be considered a Corporate Transaction.

10. EFFECTIVE DATE OF PLAN

The Plan is effective as of the date approved by the Board of Directors, July 24, 2002.

11. AMENDMENT AND TERMINATION

The Board may suspend or terminate the Plan, in whole or in part, at any time, and may from time to time amend the Plan in such respects as the Board may deem advisable, provided that no such suspension, termination, or amendment shall have a materially adverse effect on the rights of any participant with respect to any award that has been made to such participant prior to such amendment, suspension, or termination.

12. MISCELLANEOUS

     a) The establishment of the Plan shall not be construed as conferring any legal rights upon any participant for a continuation of employment, nor shall it interfere with the rights of the Company to discharge a participant and treat him or her without regard to the effect which such treatment might have upon him or her as a participant in this plan.

     b) The Company shall have the right to deduct from any amounts otherwise payable to a participant, whether pursuant to the Plan or otherwise, or otherwise collect from the participant, any required minimum withholding taxes with respect to benefits under the Plan.

     c) The Company, in its sole discretion, may assign the Plan and all obligations and liabilities hereunder to any parent organization without any prior notice to or consent of any participant. In the event of any assignment to any such parent organization, such parent organization shall be treated as a successor to the Company and shall exercise all rights of the Company under the Plan.

     d) Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge, encumbrance, or charge, any attempt to do so shall be void. No such benefit shall in any manner be liable for

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          or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participants.

     e) The Plan shall not be construed as conferring on a participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that a participant or any such person acquires a right to receive payments from the Company, such rights shall be no greater than the rights of a unsecured general creditor.

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